UNITED STATES
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Stellus Capital Investment Corporation

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June 27, 2013

Stellus Capital Investment Corporation Announces Adjournment of Annual Meeting

HOUSTON— June 27, 2013 (BUSINESS WIRE)--Stellus Capital Investment Corporation (the “Company”) (NYSE: SCM) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) today. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 15, 2013 (the “Proxy Statement”). As of April 1, 2013, the record date, 12,050,272 shares of common stock were entitled to vote at the Annual Meeting.

At the Annual meeting, the Company’s stockholders voted to approve the first proposal found in the Proxy Statement. To permit additional time to solicit stockholder votes for the second proposal found in the Proxy Statement, the Annual Meeting was then adjourned until July 29, 2013 at 10:00 a.m. (Central Time) and scheduled to reconvene at that time at the Company’s office at 4400 Post Oak Parkway, Suite 2200, Houston, Texas 77027 to consider the second proposal.

At the Annual Meeting, the Company’s stockholders re-elected Dean D’Angelo and William C. Repko, each of whom will serve as a director until the 2016 Annual Meeting of Stockholders, or until his successor is duly elected and qualified.

Stockholders of record at the close of business on April 1, 2013 are entitled to notice of, and to vote at, the 2013 annual meeting and any adjournment or postponement of the meeting. Shareholders are encouraged to vote by telephone, the Internet or mail prior to the annual meeting, whether or not they plan to attend the meeting. Stockholders who have already voted need not submit another vote unless they wish to change their votes. See the information in the Company's proxy statement regarding voting procedures. The Company’s proxy statement and annual report on Form 10-K for the year ended December 31, 2012 are available at the following cookies-free website that can be accessed anonymously: www.proxyvote.com.

About Stellus Capital Investment Corporation

Stellus Capital Investment Corporation is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation by investing primarily in private middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien, second lien, unitranche and mezzanine debt financing and corresponding equity investments. The Company’s investment activities are managed by its investment adviser, Stellus Capital Management. To learn more about Stellus Capital Investment Corporation, visit www.stelluscapital.com under the Stellus Capital Investment Corporation link.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements” which relate to future performance or financial condition. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission including the final prospectus that will be filed with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stellus Capital Investment Corporation

W. Todd Huskinson, (713) 292-5414

Chief Financial Officer

thuskinson@stelluscapital.com

or

BackBay Communications

Kelly Holman, 212-209-3844

Kelly.holman@backbaycommunications.com